Exhibit 99.1

MultiSensor AI Holdings, Inc. Announces Pricing of $14.4 Million Registered Direct Offering

Houston, Texas--(Newsfile Corp. – November 4, 2025) - MultiSensor AI Holdings, Inc. (NASDAQ: MSAI) ("MSAI," "we," "our" or the "Company"), a pioneer in AI-powered industrial condition-based maintenance and process control solutions, today announced that it has executed a securities purchase agreement with a single new fundamental institutional investor, to raise gross proceeds of approximately $14.4 million, before deducting placement agent fees and offering expenses, in a registered direct offering of common stock and pre-funded warrants. The offering is expected to close on November 5, 2025.

The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes, including driving strategic growth initiatives and continuing to advance the development of the MSAI Connect platform.

Roth Capital Partners, LLC is acting as the sole placement agent in the offering.

The securities purchase agreement provides for the offer and sale of 4,595,000 shares of the Company’s common stock at an offering price of $1.35 per share and pre-funded warrants to purchase 6,100,000 shares of common stock at an exercise price of $0.0001 per pre-funded warrant and at an offering price of $1.3499 per pre-funded warrant.

The shares of common stock and pre-funded warrants are being offered pursuant to a "shelf" registration statement on Form S-3 (File No. 333-284437) previously filed with the Securities and Exchange Commission (the "SEC") on January 23, 2025, and declared effective by the SEC on January 30, 2025. The offering of the securities will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the shares of common stock and pre-funded warrants being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus relating to the offering, when filed, may be obtained on the SEC's website at www.sec.gov or by contacting Roth Capital Partners, Attention: Equity Capital Markets, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, by email at rothecm@roth.com, or by telephone at 949-720-5700.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MultiSensor AI Holdings, Inc.

MultiSensor AI builds and deploys intelligent multi-sensing platforms incorporating edge and cloud software solutions that leverage artificial intelligence. MSAI's integrated solutions utilize data generated from an array of sensors and sensor modalities including high-resolution thermal imagers, visible and acoustic imagers, as well as vibration and laser spectroscopy sensors, to protect customers' most critical assets. MSAI's platform combines condition-based monitoring data with proprietary edge and cloud software to generate actionable insights that, we believe, minimize unplanned downtime, reduce maintenance costs, prevent hazards, and extend asset life.

MSAI Contact:
E-mail: ir@multisensorai.com
Website: www.multisensorai.com

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "plan," "will," "would" or their negatives or variations of these words, or similar expressions. All statements contained in this press release that do not strictly relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our ability to close the offering, the intended use of proceeds of the offering, management's expectations regarding its strategic priorities and objectives, product development, future plans and business prospects. These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including those identified in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in the Company's other filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.